EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND VICE PRESIDENT FINANCE AND ADMINISTRATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 2 to EMRISE Corporation’s (the “Company”) Quarterly Report on Form 10-Q for the period ended March 31, 2009 (the “Report”), the undersigned hereby certify in their capacities as Chief Executive Officer and Vice President Finance and Administration of the Company, respectively, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.             the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.             the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 15, 2010	By:	/s/ CARMINE T. OLIVA
Carmine T. Oliva
Chief Executive Officer (principal executive officer)

Dated: April 15, 2010	By:	/s/ D. JOHN DONOVAN
D. John Donovan
Chief Financial Officer (principal financial officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.